Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated December 4, 2024, with respect to the consolidated financial statements of Alps Global Holding Berhad and subsidiaries as of March 31, 2024 and March 31, 2023, and the related statements of profit or loss, parent-entity net investment, and cash flows for the financial year ended March 31, 2024 and March 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY Malaysia PLT (AF 1411)

Kuala Lumpur, Malaysia

March 31, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated November 4, 2024, with respect to the financial statements of Alps Life Sciences Inc as of May 31, 2024, and the related statements of profit or loss, parent-entity net investment, and cash flows for the financial period 11 April 2024 (date of incorporation) to 31 May 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY Malaysia PLT (AF 1411)

Kuala Lumpur, Malaysia

March 31, 2025

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated November 4, 2024, with respect to the financial statements of Alps Global Holding Pubco as of August 31, 2024, and the related statements of profit or loss, parent-entity net investment, and cash flows for the financial period 14 May 2024 (date of incorporation) to 31 August 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY Malaysia PLT (AF 1411)

Kuala Lumpur, Malaysia

March 31, 2025